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EX-5.1
Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, PC



                                  April 1, 2002

Multimedia Games, Inc.
8900 Shoal Creek Blvd
Suite 300
Austin, Texas 78757

          RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 3,250,000 shares of your Common Stock to be offered and sold by you, including the shares of Common Stock issuable upon the exercise of the underwriters' over-allotment option (the "Company Shares") and of 200,000 shares to be sold by the selling stockholder named therein (the "Selling Stockholder Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Company Shares and the Selling Stockholder Shares.

     Based upon the foregoing, we are of the opinion that (i) the Selling Stockholder Shares have been duly authorized, and are validly issued, fully paid and nonassessable, and (ii) the Company Shares have been duly authorized and, when issued and sold as described in the Registration Statement, will be, validly issued, fully paid and nonassessable.

     The Company is a Texas corporation. We are not admitted to practice in Texas. However, we are familiar with the Texas Business Corporation Act and have made such review thereof as we consider necessary for the purpose of this opinion. Therefore, we render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the Texas Business Corporation Act. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.


                                           Very truly yours,



                                           HALL, ESTILL, HARDWICK, GABLE, GOLDEN
                                           & NELSON, PC